
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          NOV-30-1999
<PERIOD-START>                             DEC-01-1998
<PERIOD-END>                               FEB-28-1999
<CASH>                                          11,362
<SECURITIES>                                    55,243<F1>
<RECEIVABLES>                                  462,583
<ALLOWANCES>                                         0
<INVENTORY>                                  1,487,385
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,396,882
<CURRENT-LIABILITIES>                                0
<BONDS>                                        473,754<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,900
<OTHER-SE>                                     583,502
<TOTAL-LIABILITY-AND-EQUITY>                 2,396,882
<SALES>                                        682,209
<TOTAL-REVENUES>                               694,143
<CGS>                                          559,945
<TOTAL-COSTS>                                  563,701<F3>
<OTHER-EXPENSES>                                96,308<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,082
<INCOME-PRETAX>                                 24,886
<INCOME-TAX>                                     8,700
<INCOME-CONTINUING>                             16,186
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    16,186
<EPS-PRIMARY>                                     0.36
<EPS-DILUTED>                                     0.35

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.



